Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1) Amended and Restated Investment Management Agreement, dated November 18, 2014, as amended and restated May 1, 2015, between Voya Senior Income Fund and Voya Investments, LLC – Filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on June 29, 2015 and incorporated herein by reference.